UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

BLACKSKY TECHNOLOGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171
(703) 935-1930

July 24, 2025

Dear Fellow Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of BlackSky Technology Inc., to be held on Wednesday, September 10, 2025 at 1:00 p.m., Eastern time. The annual meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/BKSY2025 and entering the sixteen-digit control number located on your proxy card.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the virtual annual meeting.

Your vote is important. Whether or not you attend the virtual annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors, I would like to express our appreciation for your continued support of and interest in BlackSky.

Sincerely,

Brian O’Toole
Chief Executive Officer, President and Director

i

BLACKSKY TECHNOLOGY INC.

2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	1:00 p.m., Eastern time, on Wednesday, September 10, 2025
Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting by visiting www.virtualshareholdermeeting.com/BKSY2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect Magid Abraham and David DiDomenico as Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
•To approve, on a non-binding advisory basis, the compensation of the named executive officers identified in the Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”).
•To approve, on a non-binding advisory basis, the frequency of future Say-on-Pay Votes.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
July 16, 2025
Only stockholders of record as of July 16, 2025 are entitled to notice of and to vote at the annual meeting.
A list of the stockholders of record entitled to vote at the annual meeting will be available for examination, for any purpose germane to the annual meeting, during ordinary business hours for ten days prior to the annual meeting at our principal executive offices located at 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. Stockholders interested in viewing the list can contact our corporate secretary to schedule an appointment by writing to BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. The stockholder list will also be available online during the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about July 24, 2025 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of July 24, 2025 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors, Brian O’Toole Chief Executive Officer, President and Director Herndon, Virginia July 24, 2025

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING    1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE    8
Composition of the Board    8
Nominees for Director    8
Continuing Directors    9
Director Independence    11
Board Leadership Structure    11
Role of Our Board of Directors in Risk Oversight    12
Committees of the Board of Directors    12
Audit Committee    12
Compensation Committee    14
Nominating and Corporate Governance Committee    14
Attendance at Board and Stockholder Meetings    14
Compensation Committee Interlocks and Insider Participation    15
Executive Sessions of Non-Employee Directors    15
Considerations in Evaluating Director Nominees    15
Stockholder Recommendations and Nominations to our Board of Directors    15
Communications with the Board of Directors    16
Insider Trading Arrangements and Policies    16
Policy Prohibiting Hedging or Pledging of Securities    17
Corporate Governance Guidelines and Code of Business Conduct and Ethics    17
Director Compensation    17
Cash Compensation    17
Equity Compensation    18
Director Compensation for Fiscal Year 2024    18

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS    20
Nominees    20
Vote Required    20
Board Recommendation    20

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM    21
Fees Paid to the Independent Registered Public Accounting Firm    21
Auditor Independence    21
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Registered Public Accounting Firm    22
Vote Required    22
Board Recommendation    22

REPORT OF THE AUDIT COMMITTEE    23

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS    24
Vote Required    24
Board Recommendation    24

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER
ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS    25
Vote Required    25
Board Recommendation    25

EXECUTIVE OFFICERS    26

EXECUTIVE COMPENSATION    28
Compensation and Governance Practices and Policies    28
Compensation Process    28
Peer Group    29
Named Executive Officers    29
Summary Compensation Table    30
Components of Executive Officer Compensation    30
Executive Compensation Arrangements    30
2024 Executive Bonus Program    32
Executive Change in Control and Severance Plan    32
401(k) Plan    33
Outstanding Equity Awards at 2024 Fiscal Year-End    34
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of
Material Nonpublic Information    35
Equity Compensation Plan Information    35

PAY VERSUS PERFORMANCE    37
Relationship Between PEO and Non-PEO NEOs Compensation Actually Paid and Company Total
Shareholder Return    38
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income    39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    40

RELATED PERSON TRANSACTIONS    42
Certain Relationships and Related Person Transactions    42
Policies and Procedures for Review and Approval of Related Person Transactions    43

TRANSACTION OF OTHER BUSINESS    45

OTHER MATTERS    46
Stockholder Proposals or Director Nominations for 2026 Annual Meeting    46
Availability of Bylaws    47
Delinquent Section 16(a) Reports    47
Incorporation by Reference    47
2024 Annual Report    47

In September 2024, we effected a one-for-eight reverse stock split (the “Reverse Stock Split”) of our issued Class A common stock, par value $0.0001 per share (“common stock”). As a result, every eight shares of our issued common stock were combined into one share of our common stock. No fractional shares of our common stock were issued as a result of the Reverse Stock Split. Each stockholder who would otherwise have been entitled to receive a fractional share as a result of the Reverse Stock Split received a cash payment equal to the product obtained by multiplying the number of shares of our common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest by the closing price per share of our common stock as reported on the New York Stock Exchange (“NYSE”) on September 6, 2024, the date of the effective time of the Reverse Stock Split. As a result of the Reverse Stock Split, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants to purchase shares of our common stock. This proxy statement gives effect to the Reverse Stock Split, including retroactive effect to the Reverse Stock Split, for all periods presented. The shares of common stock retained a par value of $0.0001 per share.

BLACKSKY TECHNOLOGY INC.

PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held at 1:00 p.m., Eastern time, on Wednesday, September 10, 2025

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. As used in this proxy statement, references to “we,” “us,” “our,” “BlackSky” and the “Company” refer to BlackSky Technology Inc., a Delaware corporation, and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of BlackSky Technology Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, September 10, 2025 at 1:00 p.m., Eastern time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BKSY2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about July 24, 2025 to all stockholders of record as of July 16, 2025. The proxy materials and our annual report can be accessed as of July 24, 2025 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:
•the election of Magid Abraham and David DiDomenico as Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified;

•the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

•the approval, on a non-binding advisory basis, of the Say-on-Pay Vote; and

•the approval, on a non-binding advisory basis, of the frequency of future Say-on-Pay Votes.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:
•“FOR” the election of Magid Abraham and David DiDomenico as Class I directors;

•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

•“FOR” the approval, on a non-binding advisory basis, of the Say-on-Pay Vote; and

•to hold future Say-on-Pay Votes every “ONE YEAR.”

Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on July 16, 2025, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 35,151,738 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during ordinary business hours at our principal executive offices located at 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. Stockholders interested in viewing the list can contact our corporate secretary to schedule an appointment by writing to BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/BKSY2025, for those stockholders attending the annual meeting.

How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein, (2) WITHHOLD authority to vote for each such director nominee or (3) vote FOR the election of each director nominee other than any nominee with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy.

Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

•Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

•Proposal No. 3: The approval, on an advisory basis, of the Say-on-Pay Vote requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our Company. Our board of directors and our compensation committee will consider the outcome of the vote when determining named executive officer compensation.

•Proposal No. 4: For the approval, on an advisory basis, of the frequency of future Say-on-Pay Votes, the choice of frequency that receives the most votes will be considered the preferred frequency of our stockholders. You may vote for a frequency of every ONE YEAR, TWO YEARS or THREE YEARS, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of this proposal. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our Company. Our board of directors and our compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote on the compensation of our named executive officers.

Do the Company’s directors and officers have an interest in any of the matters to be acted upon at the annual meeting?

Members of our board of directors have an interest in Proposal No. 1, the election of the two director nominees to the board of directors as set forth herein, as each of the nominees is currently a member of the board of directors. Members of the board of directors and our executive officers do not have any interest in Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm. Certain of our directors and executive officers are named executive officers and thus have an interest in Proposal No. 3 (the approval, on a non-binding advisory basis, of the Say-on-Pay Vote) and Proposal No. 4 (the approval, on a non-binding advisory basis, of the frequency of future Say-on-Pay Votes).

What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, the Notice of Internet Availability has been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. Because you are not the stockholder of record, you may not vote your shares electronically during the annual meeting unless you request and obtain a valid proxy issued in your name from the broker, bank or other nominee considered the stockholder of record of the shares.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on September 9, 2025 (have your proxy card in hand when you visit the website);

•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on September 9, 2025 (have your proxy card in hand when you call);

•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or

•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BKSY2025, where you may vote during the meeting (have your proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the www.proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•“FOR” the election of Magid Abraham and David DiDomenico as Class I directors;

•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

•“FOR” the approval, on a non-binding advisory basis, of the Say-on-Pay Vote; and

•to hold future Say-on-Pay Votes every “ONE YEAR.”

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: Proposal No. 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our routine matters, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

Why is BlackSky holding a virtual annual meeting?

Our annual meeting will be held virtually via live audio webcast. The virtual format of the annual meeting allows us to preserve stockholder access while also saving time and money for both us and our stockholders.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform. The virtual meeting format includes the following features to provide for such an experience:

•the ability to submit appropriate questions up to 15 minutes in advance of the meeting;

•the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Henry Dubois and Christiana Lin, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative of L-Squared Elections will tabulate the votes and act as inspector of election.

How can I contact BlackSky’s transfer agent?

You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at 800-509-5586, or by writing Continental Stock Transfer & Trust Company, at 1 State Street 30th Floor, New York, NY 10004. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.continentalstock.com.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

BlackSky Technology Inc.
Attention: Investor Relations
2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171
Tel: (703) 935-1930

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is BlackSky’s relationship to Osprey Technology Acquisition Corp.?

On September 9, 2021, BlackSky Holdings, Inc. (f/k/a Spaceflight Industries, Inc.) (“Legacy BlackSky”) consummated a business combination (the “merger”) with Osprey Technology Acquisition Corp. (“Osprey”), our legal predecessor and a special purpose acquisition company, whereby Legacy BlackSky became a wholly-owned subsidiary of Osprey, and Osprey changed its name to BlackSky Technology Inc., a Delaware corporation. Legacy BlackSky was founded in 2014.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business and affairs are managed under the direction of our board of directors (the “Board”). Our Board currently consists of seven directors, six of whom are independent under the listing standards of the NYSE.

Our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of July 16, 2025, and certain other information for each of our directors and director nominees. There are no arrangements or understandings between any of our directors and any other person pursuant to which he or she is or was to be selected as a director.

Name	Class	Age	Position(s)	Director of Osprey Technology Acquisition Corp.	Director of BlackSky	Current Term Expires
Nominees for Director
Magid Abraham(2) (3)	I	67	Director	—	September 2021 - Present	2025
David DiDomenico	I	55	Director	July 2019 - September 2021	September 2021 - Present	2025
Continuing Directors
Susan Gordon(3)	II	66	Director	—	September 2021 - Present	2026
Timothy Harvey(1) (2)	II	69	Director	—	September 2021 - Present	2026
William Porteous(1) (2)	II	53	Director, Chairman	—	September 2021 - Present	2026
Brian O’Toole	III	62	Director	—	September 2021 - Present	2027
James Tolonen(1) (3)	III	76	Director	—	September 2021 - Present	2027

(1)Member of the audit committee
(2)Member of the compensation committee
(3)Member of the nominating and corporate governance committee

Nominees for Director

Dr. Magid Abraham has served on our Board since September 2021. Dr. Abraham is founder and CEO of Neurawell Therapeutics, a pharmaceutical company developing mental health treatments. He was founding CEO of Comscore for 14 years, which he took public in 2007, focusing on innovation and industry leadership. He was founder and CEO of Paragren Technologies, producing CRM systems. He was president of IRI, a major international research company, which he led through sustained growth and innovation. He became a Visiting

Scholar at Stanford in 2016, where he taught for three years at the Graduate School of Business. He serves on a number of commercial and institutional boards.

Dr. Abraham is a world expert on consumer and market measurement and syndicated information services. He has authored seminal award winning articles. He received the Advertising Research Foundation’s “Lifetime Achievement Award.” He earned the AMA’s Parlin award and MIT’s Buck Weaver award, both in recognition for lifetime contributions and leadership in the theory and practice of Marketing Science. He was named EY Entrepreneur of the Year and inducted in the Entrepreneurship Hall of Fame and designated “Technology Pioneer” by the World Economic Forum. Dr. Abraham received a Ph.D. and an M.B.A. from MIT, and is engineer of the École Polytechnique, France.

Dr. Abraham was selected to serve as a member of our Board due to his significant executive experience and expertise on market research, consumer modeling and information systems.

David DiDomenico has served on our Board since September 2021 and served on the board of directors of Osprey from July 2019 until the closing of the merger. Mr. DiDomenico has been a Partner of JANA Partners, an investment advisor based in New York City, since 2010. He served as Osprey’s Chief Executive Officer and President from June 2019 until the closing of the merger. He previously served as a Co-Portfolio Manager of JANA’s hedge fund strategies. Prior to joining JANA Partners LLC in 2010, Mr. DiDomenico was a Managing Director of New Mountain Capital and the Portfolio Manager of the New Mountain Vantage Fund (2005-2010). He was previously an Associate Portfolio Manager at Neuberger Berman (2002-2005). From 1999-2002, Mr. DiDomenico was a member of the Acquisitions Team at Starwood Capital Group where he focused on corporate and real estate transactions. From 1998-1999, he was an Analyst at Tiger Management. From October 2019-June 2021, Mr. DiDomenico served on the board of directors of OPENLANE, Inc. (NYSE: KAR), a provider of car auction services in North America and the United Kingdom. He holds an MBA from the Stanford University Graduate School of Business and an AB from Harvard College.

Mr. DiDomenico was selected to serve as a member of our Board due to his experience investing in and analyzing technology and technology-related companies for over 20 years, which we believe provides us with access to his extensive and unique expertise in fundamental business analysis, as well as given his broad professional relationships with technologists and investors.

Continuing Directors

Hon. Susan M. Gordon has served on our Board since September 2021. The Honorable Susan M. Gordon is a highly respected intelligence professional, visionary leader, and trusted strategic advisor on a broad spectrum of complex issues, including cybersecurity, emerging and disruptive technologies, artificial intelligence, and information operations. Ms. Gordon is the former principal deputy director of national intelligence, the nation’s highest-ranking career intelligence officer. In that capacity, Ms. Gordon managed the operations of the intelligence community and was a key advisor to the President and National Security Council. Prior to her role as principal deputy director of national intelligence, Ms. Gordon served as deputy director of the National Geospatial-Intelligence Agency (NGA). In this position, she provided leadership to the agency and managed the National System of Geospatial Intelligence. Prior to the NGA, she served 27 years at the Central Intelligence Agency (CIA). At the CIA, Ms. Gordon rose to senior executive positions in each of the Agency’s four directorates: operations, analysis, science and technology, and support. Over the course of her career, Ms. Gordon led the establishment of In-Q-Tel, the CIA’s venture arm, and ultimately became the Director’s senior advisor on cyber issues.

Ms. Gordon is the founder and principal of GordonVentures, LLC, a technology, strategy and risk consultancy and currently serves as a consultant and advisor on technology and global risk. Among other endeavors, she is a member of the board of directors of CACI, OneWeb Technologies, Freedom Consulting, and Bridge Core Federal. Ms. Gordon also serves as a Trustee of the Mitre Corporation; and is the Vice Chairperson of the National Intelligence University Foundation, and is on the Board of Advisors of the National Security Space Association. Ms. Gordon previously served on the board of directors of Avantus Federal (2020 - 2022) and SecurityScorecard (2022 -

2025). She also serves on several technology advisory boards and consults with Microsoft Corporation. Ms. Gordon is a fellow at Duke and Harvard Universities and she continues to support Defense Department and Intelligence Community study activities. She holds a Bachelor of Science degree in zoology (biomechanics) from Duke University.

Ms. Gordon was selected to serve as a member of our Board due to her expertise and experience with an exemplary history of leadership in the intelligence community.

Timothy Harvey has served on our Board since September 2021. Mr. Harvey has been the Executive Chairman of VTS, Inc., a leasing and asset management platform, since April 2017. Prior to that, from December 2014 to April 2017, he served as President of Commercial Solutions at BAE Systems Plc (“BAE”), a leading global defense, aerospace and security company. Mr. Harvey joined BAE as a result of BAE’s December 2014 acquisition of SilverSky, a provider of security software and managed services, where he served as CEO and was responsible for the growth and sale of the business to BAE. Mr. Harvey currently serves on the boards of OpenWeb, a social engagement platform, NoFraud, an all-in-one fraud prevention solution, Electric AI, an information technology company that helps businesses manage their IT security, and Keyfactor, a provider of secure digital identity management solutions. Mr. Harvey graduated with a degree in Finance from the University of Florida and served four years as an officer in the United States Marine Corps.

Mr. Harvey was selected to serve as a member of our Board due to his successful track record of leading market growth coupled with his extensive service on the boards of companies of similar size and scale as BlackSky.

William Porteous has served on our Board since September 2021 and served on Legacy BlackSky’s board of directors from February 2015, and specifically as Chairman of Legacy BlackSky’s board of directors from December 2018, until the closing of the merger. Mr. Porteous is a General Partner with RRE Ventures and also serves as the firm’s Chief Operating Officer. During his 23-year career as an investor, Mr. Porteous has served on the boards of more than 20 companies. In addition to serving on our Board, Mr. Porteous also currently serves as a director of Hyperspectral.AI, Nanit, Paperless Post, Pattern, Pilot Fiber, Spire, Ursa Space Systems, and Wave. Mr. Porteous is also Chairman of the Dockery Farms Foundation, which he founded. From 2003 to 2018, Mr. Porteous served as an Adjunct Professor at Columbia Business School where he taught a course on venture capital. Mr. Porteous holds an M.B.A. from Harvard University, an MSc. from the London School of Economics, and a B.A. with Honors from Stanford University.

Mr. Porteous was selected to serve as a member of our Board due to his experience at RRE Ventures and his extensive service on the boards of other technology companies.

Brian O’Toole has served as President, Chief Executive Officer and a member of our Board since September 2021. Mr. O’Toole became Legacy BlackSky’s President in November 2018 and also assumed chief executive officer duties for BlackSky Global in January 2019 and served in both capacities through the closing of the merger. Prior to serving as Legacy BlackSky’s President, Mr. O’Toole served as its Chief Technology Officer from June 2016 to November 2018. In addition, Mr. O’Toole served as a member of Legacy BlackSky’s board of directors from January 2019 through the closing of the merger. Mr. O’Toole founded and served as the Chief Executive Officer of OpenWhere, Inc., a startup delivering global scale geospatial intelligence solutions to public and private sector customers, from July 2013 to June 2016, when Legacy BlackSky acquired OpenWhere, Inc. Prior to that, Mr. O’Toole served as the Chief Technology Officer of GeoEye Inc. from August 2008 to June 2013 where he led strategic efforts for developing and expanding technology, products, and solutions in geospatial intelligence and location-based services. Mr. O’Toole’s earlier roles include serving as the Vice President of Product Development at Overwatch Systems, founding and serving as the President of ITspatial, and serving as Technical Director and Systems Engineer at GE Aerospace for nine years. Mr. O’Toole received a B.S. in Computer Science from Clarkson University and a M.S. in Computer Engineering from Syracuse University.

Mr. O’Toole was selected to serve as a member of our Board due to his experience and the operational insight he brings as our Chief Executive Officer and President and director on Legacy BlackSky’s board and due to his extensive experience building and growing companies in the geospatial intelligence industry.

James Tolonen has served on our Board since September 2021. Mr. Tolonen served as the Senior Group Vice President and Chief Financial Officer of Business Objects, S.A., an enterprise software solutions provider, where he was responsible for its finance and administration commencing in January 2003 until its acquisition by SAP AG in January 2008. He remained with SAP AG until September 2008. Mr. Tolonen served as the Chief Financial Officer and Chief Operating Officer and a member of the board of directors of IGN Entertainment Inc., an Internet media and service provider, from October 1999 to December 2002. He served as President and Chief Financial Officer of Cybermedia, a PC user security and performance software provider, from April 1998 to September 1998, where he also served as a member of the board of directors from August 1996 to September 1998. Mr. Tolonen served as Chief Financial Officer of Novell, Inc., an enterprise software provider, from June 1989 to April 1998.

Mr. Tolonen previously served on the boards of directors and audit committees of MobileIron, Inc. (2014-2020), Imperva, Inc., (2012-2019), Blue Coat Systems, Inc. (2008-2012), and Taleo Corporation (2010-2012). Mr. Tolonen also previously served on the board of directors of New Relic, Inc. and as the chair of the audit committee and a member of the compensation committee (2016-2022). Mr. Tolonen holds a B.S. in Mechanical Engineering and an M.B.A. from the University of Michigan. Mr. Tolonen is also a Certified Public Accountant, inactive, in the State of California.

Mr. Tolonen was selected to serve as a member of our Board due to his background in accounting, his extensive experience as chief financial officer for a number of public companies, including at several software companies, as well as his involvement on numerous public company audit committees.

Director Independence

The NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is generally defined as a person who has no material relationship with the listed company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the company. Our Board has determined that each of Mr. Porteous, Dr. Abraham, Mr. DiDomenico, Ms. Gordon, Mr. Harvey and Mr. Tolonen, representing six of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with BlackSky and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them. Our independent directors have regularly scheduled meetings at which only independent directors are present.

There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure

Our corporate governance framework provides our Board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our Board considers many factors, including the needs of the business, our Board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.

Our Board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our Board’s time and attention is focused on providing independent oversight of management and strategic matters critical to our company. The Board believes that Mr. Porteous’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Mr. Porteous to lead our Board effectively and independently.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. Our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, our compensation committee oversees the management of risks associated with our compensation policies and programs, and our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines.

Our Board believes its current leadership structure supports the risk oversight function of the Board.

Committees of the Board of Directors

Our Board has established the following standing committees of the board of directors: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below.

Audit Committee

We have a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our audit committee are Mr. Tolonen, Mr. Porteous and Mr. Harvey. Mr. Tolonen serves as the chairperson of the audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Mr. Tolonen, Mr. Porteous and Mr. Harvey qualify as an independent director for audit committee purposes under the applicable rules.

Each member of the audit committee meets the financial literacy requirements of the NYSE listing standards, and Mr. Tolonen qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) the performance of our independent registered public accounting firm.

The functions of the audit committee include, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•reviewing our financial reporting processes and disclosure controls;

•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality control review;

•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•reviewing our annual and quarterly financial statements and annual and quarterly reports on Form 10-K and 10-Q, and discussing the statements and reports with our independent auditors and management;

•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting, auditing or other matters;

•preparing the report that the SEC requires in our annual proxy statement;

•reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct;

•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Our Board adopted a written charter for the audit committee, which is available on our website at https://ir.blacksky.com/governance/governance-documents. Under its charter, the audit committee may delegate its authority to subcommittees or the chairperson of the audit committee when it deems it appropriate and in the best interests of the Company and when such delegation would not violate any applicable law, regulation or the NYSE or SEC requirements. During 2024, our audit committee held five meetings.

Compensation Committee

The members of our compensation committee are Mr. Porteous, Mr. Harvey and Dr. Abraham. Mr. Harvey serves as the chairperson of the compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Each of Mr. Porteous, Mr. Harvey and Dr. Abraham qualify as an independent director for compensation committee purposes under the applicable rules.

The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (i) setting our compensation program and compensation of our executive officers and directors and (ii) monitoring our incentive and equity-based compensation plans.

Our Board adopted a written charter for the compensation committee, which is available on our website at https://ir.blacksky.com/governance/governance-documents. Under its charter, the compensation committee may delegate its authority when it deems it appropriate and in the best interests of the Company and when such delegation would not violate any applicable law, regulation or the NYSE or SEC requirements. During 2024, our compensation committee held five meetings.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Abraham, Ms. Gordon and Mr. Tolonen. Dr. Abraham serves as chairperson of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee are to assist our Board in: (i) identifying individuals qualified to become new Board members, consistent with criteria approved by our Board, (ii) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that our Board select, the director nominees for the next annual meeting of stockholders, (iii) identifying members of our Board qualified to fill vacancies on any Board committee and recommending that our Board appoint the identified member or members to the applicable committee, (iv) reviewing and recommending to our Board corporate governance principles applicable to us, (v) overseeing the evaluation of our Board and (vi) handling such other matters that are specifically delegated to the committee by our Board from time to time.

Our Board adopted a written charter for the nominating and corporate governance committee, which is available on our website at https://ir.blacksky.com/governance/governance-documents. Under its charter, the nominating and corporate governance committee may delegate its authority to subcommittees or the chairperson of the nominating and corporate governance committee when it deems it appropriate and in the best interests of the Company and when such delegation would not violate any applicable law, regulation or the NYSE or SEC requirements. During 2024, our nominating and corporate governance committee held four meetings.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2024, our board of directors held 13 meetings (including regularly scheduled and special meetings) and each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the fiscal year, and (2) the total number of meetings held by all committees on which he or she served.

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Each of our seven directors attended our 2024 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2024, the members of our compensation committee were Mr. Porteous, Mr. Harvey and Dr. Abraham. No member of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or served during our fiscal year ended December 31, 2024, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that serves as a member of our Board or compensation committee.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis. Mr. Porteous, the Chairman of the Board, presides at all such executive sessions.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for Board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on our Board and skills that are complementary to our Board, an understanding of our business, an understanding of the responsibilities that are required of a member of our Board, and other time commitments, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, as long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

To be timely, a stockholder’s recommendations must be received by our corporate secretary at our principal executive offices no later than December 31 of the year prior to the year in which any recommended candidates will be considered for nomination.

Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2026 Annual Meeting.”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at BlackSky Technology Inc., 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171. Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the Board. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Insider Trading Arrangements and Policies

We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by directors, officers, employees, and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable stock exchange listing requirements. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales of our securities, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units (“RSUs”) and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our common stock in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a framework within which our Board and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chair of the Board, principal executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

Our Board adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial officer. Our code of business conduct and ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.

The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://ir.blacksky.com/governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation

Each non-employee director on our Board is eligible to receive compensation for their service consisting of annual cash retainers and equity awards under our outside director compensation policy, as amended (the “Outside Director Compensation Policy”). The Outside Director Compensation Policy is designed to align the interests of the non-employee directors with the interests of stockholders through equity awards and to attract and retain high quality non-employee directors by providing competitive compensation. Our compensation committee reviews the Outside Director Compensation Policy at least annually and recommends amendments to the Board as needed. The review by the compensation committee and the Board of our non-employee director compensation takes into account the competitiveness thereof and such factors determined to be relevant, such as director independence and direct and indirect forms of director compensation, including any charitable contributions by the Company to organizations in which a non-employee director is involved. In 2023, our Board amended the Outside Director Compensation Policy to permit directors to elect to receive their annual cash retainer in shares of our common stock instead of cash and, following the initial establishment of such program, to change the date on which such equity awards would be granted in lieu of annual cash retainers. All compensation paid to our non-employee directors for fiscal year 2024 was pursuant to the terms of the Outside Director Compensation Policy.

Cash Compensation

The Outside Director Compensation Policy provides for an annual cash retainer of $90,000, which is payable quarterly in arrears on a prorated basis. There are no additional retainers for service as a member (or chairperson) of a committee of our Board, as chairperson of our Board, or as lead director, and there are no per-

meeting attendance fees for attending meetings of our Board or any of our committees. Pursuant to the Outside Director Compensation Policy, directors who elect to receive the annual retainer in shares of our common stock, instead of cash, will receive such retainer in shares of our stock.

Equity Compensation

Initial Award. Pursuant to the Outside Director Compensation Policy, each individual who becomes a non-employee director will receive, on the first trading day on or after the date that the individual first becomes a non-employee director, an initial award (the “Initial Award”) of RSUs with a grant date fair value equal to $300,000. The Initial Award will be scheduled to vest as to one-third of the shares subject to the Initial Award on each of the one-, two-, and three-year anniversaries of the Initial Award’s grant date, subject to continued service through the applicable vesting dates. If the person was a member of our Board and also an employee, becoming a non-employee director due to termination of employment will not entitle the individual to an Initial Award.

Annual Award. Pursuant to the Outside Director Compensation Policy, each non-employee director automatically will receive, on the first trading day immediately after the date of each annual meeting of our stockholders, an annual award (the “Annual Award”) of RSUs covering a number of shares of our common stock having a grant date fair value of $150,000, provided that such individual, as of the date of an annual meeting of our stockholders, has served as a non-employee director for at least six months. Each Annual Award will be scheduled to vest as to all of the shares subject to the Annual Award on the one-year anniversary of the Annual Award’s grant date or, if earlier, the day of the next annual meeting of stockholders that occurs after the grant date of the Annual Award, subject to continued service through such vesting date.

Other Initial Award and Annual Award Terms. Each Initial Award and Annual Award will be granted under the 2021 Equity Incentive Plan (the “2021 Plan”) (or its successor plan, as applicable) and form of award agreement under such plan. For purposes of each Initial Award and Annual Award, the award’s grant date fair value will be determined in accordance with U.S. Generally Accepted Accounting Principles.

Change in Control. In the event of a change in control, as defined in the 2021 Plan (or its successor plan, as applicable), each non-employee director’s then-outstanding equity awards covering shares of our common stock that were granted to them while a non-employee director will accelerate vesting in full, provided that they remain a non-employee director through the date of the change in control.

Director Compensation Limits. The Outside Director Compensation Policy provides that a non-employee director may not be granted equity awards, the value of which will be based on their grant date fair value determined in accordance with U.S. Generally Accepted Accounting Principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in any fiscal year, in the aggregate, exceed $500,000, provided that in the fiscal year of the individual’s initial service as a non-employee director, such amount will be increased to $800,000. Equity awards granted or other compensation provided to an individual for their services as employee, or for their services as a consultant (other than as a non-employee director), will not count toward this annual limit.

Director Compensation for Fiscal Year 2024
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board, for the fiscal year ended December 31, 2024. Directors who are also our employees receive no additional compensation for their service as directors. During 2024, Mr. O’Toole was an employee and executive officer of the Company and, therefore, did not receive compensation as a director. See “Executive Compensation” below for additional information regarding Mr. O’Toole’s compensation.

Pursuant to the Outside Director Compensation Policy, our directors could elect to receive their annual cash retainer in shares of our common stock instead of cash in 2024. The amounts reflected below under the column titled “Fees Paid or Earned in Cash” include the annual retainer as either cash or common stock in lieu of cash.

Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William Porteous	90,000	149,992	239,992
Magid Abraham	90,000	149,992	239,992
David DiDomenico	90,000	149,992	239,992
Susan Gordon	90,000	149,992	239,992
Timothy Harvey	90,000	149,992	239,992
James Tolonen	90,000	149,992	239,992
_____________________

(1)Pursuant to the Outside Director Compensation Policy, Mr. Porteous, Ms. Gordon, and Mr. Tolonen each elected to receive their retainer fees for 2024, valuing $90,000 in total, in shares of our common stock, instead of cash, and, as a result, were each granted 2,068 shares of common stock on March 31, 2024, 2,628 shares of common stock on June 30, 2024, 4,746 shares of common stock on September 30, 2024, and 2,085 shares of common stock on December 31, 2024, all of which were 100% vested on the date of grant. Amounts in this column include the $90,000 in retainer fees received in the form of shares of our common stock for each of Mr. Porteous, Ms. Gordon, and Mr. Tolonen. Please see “Director Compensation” and “Cash Compensation” above for information regarding the Outside Director Compensation Policy.
(2)The following table lists all outstanding stock awards held by non-employee directors as of December 31, 2024:

Name	Number of Shares Underlying Outstanding Stock Awards
William Porteous	16,891
Magid Abraham	16,891
David DiDomenico	16,891
Susan Gordon	16,891
Timothy Harvey	16,891
James Tolonen	16,891

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors, Magid Abraham and David DiDomenico, will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Dr. Abraham and Mr. DiDomenico as nominees for election as Class I directors at the annual meeting. If elected, each of Dr. Abraham and Mr. DiDomenico will serve as a Class I director until the 2028 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Dr. Abraham and Mr. DiDomenico have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025. Deloitte served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

At the annual meeting, we are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte, then our audit committee may reconsider the appointment. One or more representatives of Deloitte are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Deloitte for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$1,990,000	$1,496,169
Audit-Related Fees(2)	63,290	0
Tax Fees	0	0
All Other Fees(3)	7,391	7,391
Total Fees	$2,060,681	$1,503,560
_____________________

(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years, including services related to registration statements.
(2)“Audit-Related Fees” consist of fees related to readiness for Sarbanes-Oxley requirements.
(3)“All Other Fees” consist of fees to access Deloitte’s Accounting Research Tool.

Auditor Independence

In 2024, there were no other professional services provided by Deloitte, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Deloitte for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to BlackSky’s financial reporting process, BlackSky’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing BlackSky’s consolidated financial statements. BlackSky’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of BlackSky’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare BlackSky’s financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and Deloitte;

•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in BlackSky’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

James Tolonen (Chair)
William Porteous
Timothy Harvey

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by BlackSky under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent BlackSky specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly referred to as the “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay Vote is advisory and therefore is not binding on us, our compensation committee or our board of directors. The Say-on-Pay Vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

You are encouraged to review the compensation tables and the related narrative disclosures in the section titled “Executive Compensation.”

We are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting for the following non-binding resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER
ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our named executive officer compensation, such as the proposal contained in Proposal No. 3 of this proxy statement. In particular, we are asking our stockholders to indicate whether they would prefer an advisory vote on named executive officer compensation every one year, every two years or every three years.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every ONE year. In formulating its recommendation, our board of directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Vote Required

The choice of frequency, whether one year, two years or three years, that receives the most votes at the annual meeting will be considered to be the preferred frequency of our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future Say-on-Pay Votes.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of July 16, 2025. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which he or she is or was to be selected as an officer.

Name	Age	Position
Brian O’Toole	62	Chief Executive Officer, President and Director
Henry Dubois	63	Chief Financial Officer
Christiana Lin	56	General Counsel and Chief Administrative Officer

Brian O’Toole. Please see “Board of Directors and Corporate Governance” above for biographical information about Mr. O’Toole.

Henry Dubois. Henry Dubois has served as our Chief Financial Officer since June 2022. Prior to serving as our Chief Financial Officer, Mr. Dubois served as our Chief Development Officer from September 2021 to June 2022 and as Legacy BlackSky’s Chief Development Officer from August 2021 through the closing of the merger in September 2021 after having served as an advisor to Legacy BlackSky’s Chief Executive Officer and board of directors since September 2018. Before joining us, from February 2009 to August 2021, Mr. Dubois was managing director at HED Consulting, a consulting firm that specializes in planning and implementing viable, sustainable household energy interventions, where he advised companies, including Legacy BlackSky, on strategic initiatives, operating improvements and financial activities. From April 2013 to May 2018, Mr. Dubois also served as Chief Executive Officer and President of Hooper Holmes Inc., a national provider of biometric screenings and comprehensive health and wellness programs, leading its turnaround by refocusing its business lines to high growth opportunities in the healthcare industry, shedding under-performing business lines and adding new capabilities through acquisitions. In August 2018, after Mr. Dubois’s tenure as the Chief Executive Officer of Hooper Holmes, the company filed a voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Case No. 18-23302). Pursuant to a plan of liquidation filed by Hooper Holmes and its subsidiaries, the Hooper Holmes Liquidating Trust was formed to administer the final liquidation of the company’s assets and a trustee was appointed to dissolve the company. Mr. Dubois also has experience serving as an executive at two geospatial companies and he brings proven experience in growth strategies, deal sourcing and integration. For instance, from February 2005 to December 2012, Mr. Dubois served as CFO and an executive advisor at GeoEye, a commercial satellite imagery company, where he helped grow revenues from $30 to $350 million. Similarly, at DigitalGlobe, a vendor of space imagery and geospatial content and operator of civilian remote sensing spacecraft, Mr. Dubois held several executive positions including President, Chief Financial Officer and Chief Operating Officer. Mr. Dubois was also Chief Executive Officer of an Asian telecom company, PT Centralindo Panca Sakti. He brings extensive domestic and international experience leading telecom and satellite imaging companies through periods of growth, merger and acquisition activity. Mr. Dubois previously served on the board of directors of Endurance Acquisition Corporation (2021-2022). Mr. Dubois received a Masters of Management, Finance, Marketing and Accounting at Northwestern University’s Kellogg School of Management as well as a B.A. in Mathematics at College of the Holy Cross.

Christiana Lin. Christiana Lin has served as our General Counsel and Chief Administrative Officer since February 2022, and prior to that, as our General Counsel and Corporate Secretary since the closing of the merger in September 2021. Ms. Lin also served as Legacy BlackSky’s General Counsel and Corporate Secretary from August 2021 through the closing of the merger in September 2021. Ms. Lin brings over two decades of experience working with business, government and legal teams during growth and innovation cycles. Before joining us, from July 2018 to August 2021, Ms. Lin served as General Counsel and Chief Privacy and Administrative Officer at Rakuten Advertising, a digital advertising and data company, where she helped restructure legacy business lines to increase profitability and built the foundation for accelerating the growth of emerging businesses. From May 2017 to August

2021, Ms. Lin served as Venture Partner at NextGen Partner Ventures, a venture capital firm, as a partner with Outside GC, serving as virtual general counsel to startup technology companies. From February 2001 to February 2017, Ms. Lin served as Executive Vice President, General Counsel, Chief Privacy Officer and Corporate Secretary at Comscore, a pioneer in media measurement and analytics. While at Comscore, Ms. Lin helped grow the business from an early-stage start-up to a $450 million-dollar public market capitalization company with teams across Europe, APAC and the Americas. Ms. Lin received a J.D. from the Georgetown University Law Center and a B.A. in Political Science from Yale University.

EXECUTIVE COMPENSATION

Our executive compensation programs are designed to:
•Attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;

•Provide compensation to our executives that is competitive and designed to reward the achievement of our business objectives that drive the Company’s success; and

•Effectively promote closer alignment between our executives’ interests and those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Compensation and Governance Practices and Policies

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of our key executive compensation and corporate governance practices.

The following are some examples of the best practices that we incorporate into our executive compensation practices and policies:
•A significant portion of compensation for named executive officers is at risk, based on both Company performance (financial and stock price) and the individual’s performance;

•We conduct regular reviews of executive compensation and peer group data;

•We are advised by an independent compensation consultant;

•We annually assess risk–reward balance of our compensation programs in order to mitigate undue risk in our program;

•We do not have pension plans or supplemental executive retirement plans;

•By policy, we do not permit hedging of our securities; and

•We do not provide for excise tax gross-ups on a change of control.

Compensation Process

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions relating to such programs. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our compensation committee and typically attends compensation committee meetings (other than the portions of meetings in which his compensation is discussed). Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward those results, the executive officer’s role and performance of the executive officer’s duties and the executive officer’s achievement of individual goals. Our compensation committee then reviews the recommendations and other factors it deems relevant, including various compensation survey data and publicly available data of our peers, and makes decisions as to the target total direct compensation (consisting of salary, target short-term incentive, and long-term incentive compensation) for each executive officer, including our Chief Executive Officer, as well as each individual compensation element of such compensation.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In 2024, Compensia Inc. (“Compensia”), a national compensation consulting firm with compensation expertise relating to technology companies, was retained to provide market information, analysis and other advice relating to executive compensation on an ongoing basis. As part of this engagement, Compensia assisted in developing an appropriate group of peer companies to help determine the market-comparable levels of overall target total direct compensation for our executive officers, as well as to assess each separate key element of such compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia creates any conflict of interest.

Peer Group

Our compensation committee reviews market data of companies that we believe are comparable to us. Compensia assisted in developing a peer group generally consisting of publicly traded software-focused technology companies headquartered in the U.S. with annual revenue of less than $400 million and market capitalization of less than $1.2 billion. Our compensation committee referred to compensation data from this peer group and broader survey data (for similarly-sized companies) when making fiscal 2024 base salary, cash bonus and equity award decisions for our executive officers. The following is a list of the public companies that composed our fiscal 2024 peer group.

A10 Networks	LivePerson	Turtle Beach
BigCommerce Holdings	Model N	Upland Software
Brightcove	PROS Holdings	Xperi
Domo	Quotient Technology	Yext
Everbridge	Sumo Logic	Zuora
EverQuote	TrueCar

Named Executive Officers

Our named executive officers for the year ended December 31, 2024, consisting of our principal executive officer and our next two most highly compensated executive officers other than our principal executive officer, were:

•Brian O’Toole, President and Chief Executive Officer;

•Henry Dubois, Chief Financial Officer; and

•Christiana Lin, General Counsel and Chief Administrative Officer.

Summary Compensation Table

The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian O’Toole President and Chief Executive Officer	2024	498,750	1,575,645	—	461,344	3,564	2,539,303
	2023	465,000	1,945,999	522,619	510,389	3,564	3,447,572
Henry Dubois Chief Financial Officer	2024	418,750	1,416,948	—	387,344	13,914	2,236,956
	2023	400,000	1,749,999	261,310	439,044	13,464	2,863,817
Christiana Lin General Counsel and Chief Administrative Officer	2024	393,750	1,214,520	—	213,263	12,972	1,834,505
	2023	375,000	1,500,000	232,275	202,142	12,342	2,321,759
_____________________

(1)Amounts represent the aggregate grant date fair value of the awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The actual value that a named executive officer will realize on each award will depend on the price per share of our common stock at the time shares underlying the awards are sold. Accordingly, these amounts do not necessarily correspond with the actual value recognized or that may be recognized by our named executive officers. The valuation assumptions used in determining such amounts for 2024 are described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)For the year ended December 31, 2024, the amounts reported represent the amounts paid or to be paid under our Executive Incentive Compensation Plan in 2025. See “2024 Executive Bonus Program” below.
(3)For Mr. O’Toole, (i) the 2024 amount reflects $3,564 in life insurance premiums and (ii) the 2023 amount reflects $3,564 in life insurance premiums. For Mr. Dubois, (i) the 2024 amount reflects $10,350 in employer 401(k) plan contributions and $3,564 in life insurance premiums and (ii) the 2023 amount reflects $9,900 in employer 401(k) plan contributions and $3,564 in life insurance premiums. For Ms. Lin, (i) the 2024 amount reflects $300 in mobile phone allowances, $10,350 in employer 401(k) plan contributions, and $2,322 in life insurance premiums and (ii) the 2023 amount reflects $1,200 in mobile phone allowances, $9,900 in employer 401(k) plan contributions, and $1,242 in life insurance premiums.

Components of Executive Officer Compensation

For 2024, the key elements of the compensation program for our named executive officers consisted of a base salary, target cash incentive bonus awards and grants of equity awards. Base salary was set at a level that the compensation committee determined was commensurate with the executive’s respective duties and authorities, contributions, prior experience and sustained performance.

Equity awards granted in 2024 to our named executive officers were made in the form of RSUs under the 2021 Plan.

Executive Compensation Arrangements

Brian O’Toole - President and Chief Executive Officer: Employment Agreement

In connection with the merger, Legacy BlackSky entered into a confirmatory employment letter with Mr. O’Toole, our President and Chief Executive Officer. The confirmatory employment letter has no specific term and provides that Mr. O’Toole is an at-will employee. In the first quarter of 2024, the compensation committee determined it would be appropriate to adjust Mr. O’Toole’s annual base salary (the “O’Toole Base Salary”) from

$465,000 to $510,000 effective April 1, 2024. In 2024, Mr. O’Toole’s target annual cash bonus opportunity was 100% of the O’Toole Base Salary earned for the year. The compensation committee determined that such adjusted cash compensation was appropriate based on the peer group data. Mr. O’Toole participated in our 2024 bonus program under the Executive Incentive Compensation Plan, as described further below.

Mr. O’Toole’s confirmatory employment letter provides that Mr. O’Toole is eligible to receive annual equity awards under the Company’s equity incentive plans, and to receive annual target equity awards consisting of (i) RSUs having a value of $937,500 (based on our share price on the date of grant), which will generally vest with respect to 25% of the RSUs on the first anniversary of the vesting commencement date and, with respect to the remaining RSUs, in equal quarterly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date), and (ii) an option to purchase a number of shares of our common stock equal to twice the number of shares subject to the RSU award for the applicable year, which will generally vest with respect to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and, with respect to the remaining shares subject to the option, in equal monthly installments thereafter over the following three-year period (in each case subject to continued service through the applicable vesting date). However, the actual annual equity awards granted to Mr. O’Toole (if any) and the terms of such equity awards will be in the sole discretion of the administrator of the 2021 Plan.

Mr. O’Toole participates in the Executive Severance Plan, as described further below, as a Tier 1 participant.

Henry Dubois - Chief Financial Officer: Executive Offer Letter

On August 18, 2021, Legacy BlackSky entered into an executive offer letter with Mr. Dubois, effective August 18, 2021, to serve as Legacy BlackSky’s Chief Development Officer. The executive offer letter has no specific term and provides that Mr. Dubois is an at-will employee. On June 10, 2022, the Company entered into an amendment to the executive offer letter with Mr. Dubois in connection with his appointment as the Company’s Chief Financial Officer. In the first quarter of 2024, the compensation committee determined it would be appropriate to adjust Mr. Dubois’s annual base salary (the “Dubois Base Salary”) from $400,000 to $425,000 effective April 1, 2024. In 2024, Mr. Dubois’s target annual cash bonus opportunity was 100% of the Dubois Base Salary earned for the year. The compensation committee determined that such adjusted cash compensation was appropriate based on the peer group data. Mr. Dubois participated in our 2024 bonus program under the Executive Incentive Compensation Plan, as described further below.

Mr. Dubois is eligible to receive annual equity awards under the Company’s equity incentive plans consisting of (i) an annual award of RSUs having a value of $875,000 (based on our share price on the date of grant), and (ii) an option to purchase a number of shares of our common stock equal to twice the number of shares subject to the RSU award for the applicable year. However, the actual annual equity awards granted to Mr. Dubois (if any) and the terms of such equity awards will be in the sole discretion of the administrator of the 2021 Plan.

Mr. Dubois participates in the Executive Severance Plan, as described further below, as a Tier 2 participant.

Christiana Lin - General Counsel and Chief Administrative Officer: Executive Offer Letter

On August 18, 2021, Legacy BlackSky entered into an executive offer letter with Ms. Lin, effective August 18, 2021, to serve as Legacy BlackSky’s General Counsel. The executive offer letter has no specific term and provides that Ms. Lin is an at-will employee. In the first quarter of 2024, the compensation committee determined it would be appropriate to adjust Ms. Lin’s annual base salary from $375,000 (the “Prior Lin Base Salary”) to $400,000 (the “Current Lin Base Salary”) effective April 1, 2024. Ms. Lin’s target annual cash bonus opportunity was also increased from 50% to 60% of her base salary, effective April 1, 2024. As a result, her target annual cash bonus opportunity for 2024 was equal to 50% of the Prior Lin Base Salary in respect of January 2024 through March 2024 and 60% of the Current Lin Base Salary thereafter. The compensation committee determined that such adjusted cash compensation was appropriate based on the peer group data. Ms. Lin participated in our 2024 bonus program under the Executive Incentive Compensation Plan, as described further below.

Ms. Lin is eligible to receive annual equity awards under the Company’s equity incentive plans consisting of (i) an annual award of RSUs having a value of $750,000 (based on our share price on the date of grant), and (ii) an option to purchase a number of shares of our common stock equal to twice the number of shares subject to the RSU award for the applicable year. However, the actual annual equity awards granted to Ms. Lin (if any) and the terms of such equity awards will be in the sole discretion of the administrator of the 2021 Plan.

Ms. Lin participates in the Executive Severance Plan, as described further below, as a Tier 2 participant.

2024 Executive Bonus Program

For 2024, the compensation committee approved a bonus program under the terms of our Executive Incentive Compensation Plan in which each named executive officer participated. The 2024 bonus program required the achievement of certain corporate objectives, and in the case of Ms. Lin, certain corporate objectives and individual objectives. For 2024, the performance metrics for Mr. O’Toole and Mr. Dubois were Company revenue and cash balance with each of the performance metrics weighted 50% for purposes of their bonus calculations.

For 2024, the performance metrics for Ms. Lin were Company revenue and cash balance and individualized Management Based Objectives, or MBOs, with the Company revenue and cash balance performance metrics each weighted at 40% and the individualized MBOs weighted at 20% for purposes of her bonus calculation. Ms. Lin’s individualized MBOs were based on the achievement of certain legal, financial, operational, and personnel-related objectives.

For the portion of each named executive officer’s bonus based on the Company revenue and cash balance performance metrics, the maximum payout was 175% of the target amount. For the portion of Ms. Lin’s bonus based on her individualized MBOs, the maximum payout was 100% of the target amount.

Pursuant to the Company’s Executive Incentive Compensation Plan, the compensation committee as administrator of such plan (or the Board or other committee administering such plan) retains the authority to increase, reduce or eliminate any bonus award under it, based on any factors that such plan administrator determines to be relevant. To earn a bonus award under such plan, participants generally must remain employed with the Company through the date the bonus is paid.

Following the end of the 2024 fiscal year, the compensation committee assessed the Company’s performance against the performance metrics and Ms. Lin’s performance against her individualized MBOs. For 2024, the Company achieved an amount that was less than the target set pursuant to the revenue performance metric, the Company exceeded the target set pursuant to the cash balance performance metric, and Ms. Lin met the targets for her individualized MBOs, which resulted in annual cash awards under our Executive Incentive Compensation Plan being paid out at 92.5% of target for Mr. O’Toole and Mr. Dubois, and 94% of target for Ms. Lin, in respect of 2024.

Executive Change in Control and Severance Plan

We maintain the BlackSky Technology Inc. Executive Change in Control and Severance Plan (the “Executive Severance Plan”) to provide enhanced severance benefits for a select group of management or highly compensated employees (within the meaning of ERISA) who are designated by the plan administrator as participants and who have executed a participant agreement. Participants may be designated to receive different levels of benefits under the Executive Severance Plan as a Tier 1, 2 or 3 participant, as determined by the plan administrator and set forth in their applicable Participation Agreements. Mr. O’Toole has been designated as a Tier 1 participant under the Executive Severance Plan, and the other named executive officers have been designated as Tier 2 participants.

Upon a participant’s “involuntary termination” (generally defined as a termination of employment (x) by the Company without Cause, as defined in the Executive Severance Plan, and other than due to the participant’s death or disability, or (y) by the participant in a Good Reason Termination, as defined in the Executive Severance Plan, and such involuntary termination is not within a “change in control period” as defined below), the participant shall receive: (i) a lump sum payment equal to 150% (for a Tier 1 participant), 100% (for a Tier 2 participant), or 50% (for a Tier 3 participant) of base salary, (ii) a prorated target bonus for the year of termination (and any prior year bonus to the extent earned but not yet paid), and (iii) payment of COBRA premiums (or cash in lieu thereof) for a period of up to 18 months (for a Tier 1 participant), 12 months (for a Tier 2 participant) or six months (for a Tier 3 participant).

Upon a participant’s involuntary termination during the period beginning three months prior to a change in control (as defined in the Executive Severance Plan) and ending 18 months after the change in control (the “change in control period”), the participant shall receive: (i) a lump sum payment equal to 200% (for a Tier 1 participant), 150% (for a Tier 2 participant), or 100% (for a Tier 3 participant) of base salary, (ii) a prorated target bonus for the year of termination (and any prior year bonus to the extent earned but not yet paid), (iii) payment of COBRA premiums (or cash in lieu thereof) for a period of up to 24 months (for a Tier 1 participant), 18 months (for a Tier 2 participant), or 12 months (for a Tier 3 participant), and (iv) full vesting of time-based equity awards.

All payments under the Executive Severance Plan are contingent on the participant’s execution of a separation agreement and release of claims in favor of BlackSky. In the event any payments would constitute “parachute payments” under Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and would be subject to the excise tax under Section 4999 of the Code, the participant is entitled to receive either the full amount of such payments, or an amount reduced to the extent necessary to avoid imposition of the excise tax, determined on a “best net after-tax” basis to the participant.

401(k) Plan

We maintain a 401(k) retirement savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s deferral contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan permits us to make discretionary nonelective employer contributions and discretionary matching employer contributions. Any nonelective employer contribution allocated to a participant will be scheduled to vest as to 25% of such contribution when the participant completes two years of service and as to 25% of such contribution when the participant completes each additional year of service. Any matching employer contributions are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions generally are not taxable when distributed from the 401(k) plan.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

		Option Awards(1)				Stock Awards(1)
Name	Grant date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Brian O’Toole	9/10/2024	—	—	—	—	219,144(3)	2,364,564
	9/10/2023	46,875	65,625(4)	10.16	9/10/2033	—	—
	9/10/2023	—	—	—	—	131,681(5)	1,420,838
	9/10/2022	61,286	47,667(6)	17.20	9/10/2032	—	—
	9/10/2022	—	—	—	—	23,833(7)	257,158
Henry Dubois	9/10/2024	—	—	—	—	197,072(3)	2,126,407
	9/10/2023	23,435	32,815(4)	10.16	9/10/2033	—	—
	9/10/2023	—	—	—	—	118,416(5)	1,277,709
	9/10/2022	57,233	44,511(6)	17.20	9/10/2032	—	—
	9/10/2022	—	—	—	—	22,255(7)	240,131
	6/10/2022	22,990	13,788(8)	16.80	6/10/2032	—	—
	6/10/2022	—	—	—	—	10,292(9)	111,051
	12/21/2021	—	—	—	—	5,146(10)	55,525
Christiana Lin	9/10/2024	—	—	—	—	168,918(3)	1,822,625
	9/10/2023	20,833	29,167(4)	10.16	9/10/2033	—	—
	9/10/2023	—	—	—	—	101,499(5)	1,095,174
	9/10/2022	49,055	38,154(6)	17.20	9/10/2032	—	—
	9/10/2022	—	—	—	—	19,075(7)	205,819
	12/21/2021	—	—	—	—	4,409(10)	47,573
_____________________

(1)Stock options and RSU awards are subject to accelerated vesting upon a named executive officer’s involuntary termination within the change in control period, as provided by the Executive Severance Plan. See “Executive Change in Control and Severance Plan” above.
(2)The market value is based on the closing price of our common stock on December 31, 2024, of $10.79 per share.
(3)One fourth (1/4th) of the RSUs are scheduled to vest on September 10, 2025, and thereafter, one sixteenth (1/16th) of the total number of RSUs are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(4)One third (1/3rd) of the award vested on September 10, 2024, and thereafter, one thirty-sixth (1/36th) of the award vested or is scheduled to vest monthly on the 10th day of each month, subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(5)One fourth (1/4th) of the RSUs vested on September 10, 2024, and thereafter, one sixteenth (1/16th) of the total number of RSUs vested or are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(6)One fourth (1/4th) of the award vested on September 10, 2023, and thereafter, one forty-eighth (1/48th) of the award vested or is scheduled to vest monthly on the 10th day of each month, subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(7)One fourth (1/4th) of the RSUs vested on September 10, 2023, and thereafter, one sixteenth (1/16th) of the total number of RSUs vested or are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10,

September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(8)One fourth (1/4th) of the award vested on June 10, 2023, and thereafter, one forty-eighth (1/48th) of the award vested or is scheduled to vest monthly on the 10th day of each month, subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(9)One fourth (1/4th) of the RSUs vested on June 10, 2023, and thereafter, one sixteenth (1/16th) of the total number of RSUs vested or are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.
(10)One fourth (1/4th) of the RSUs vested on September 10, 2022, and thereafter, one sixteenth (1/16th) of the total number of RSUs vested or are scheduled to vest quarterly on the 10th day of the third month of each quarter (March 10, June 10, September 10, December 10), subject to the named executive officer continuing to be a service provider through the applicable vesting date.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The compensation committee of our Board typically approves equity awards, if any are to be granted, in the third month of each fiscal quarter and outside of the quarterly blackout periods pursuant to our insider trading policy. We have not granted, nor do we intend to grant, stock options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and we have not taken, nor do we intend to take, material nonpublic information into account when determining the terms of stock options. Similarly, we have not timed, nor do we intend to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2024.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	3,317,398	$13.62	1,035,488(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	3,317,398	$13.62	1,035,488
_____________________

(1)RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)Equity compensation plans approved by our stockholders include the 2021 Plan and the 2021 Employee Stock Purchase Plan (the “ESPP). Pursuant to the terms of the 2021 Plan and the ESPP, upon effectiveness of the Reverse Stock Split, the maximum aggregate number of shares of common stock that are available for sale or issuance under either plan and any share-based limits under the ESPP were adjusted by dividing the applicable number of shares as of immediately prior to the Reverse Stock Split by eight and rounding any resulting fractional share down to the nearest whole share. The 2021 Plan provides that the number of shares of common stock available for issuance will automatically increase on the first day of each fiscal year beginning with fiscal 2022, in an amount equal to the least of (i) 2,813,087 shares, (ii) five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator (our Board or any of its committees) may determine. The ESPP provides that the number of shares of our common stock available for issuance under the ESPP will automatically increase on the first day of each fiscal year beginning with fiscal 2022, in an amount equal to the least of (i) 562,625 shares, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator (our Board or any committee designated by the Board) may determine. Our Board determined not to increase the amount of the ESPP as of January 1, 2025.
(3)Includes shares of our common stock available for issuance as of December 31, 2024 as follows: 480,365 under the ESPP, which includes 22,642 subject to purchase during the purchase period in effect as of December 31, 2024, and 555,123 under the 2021 Plan.
(4)Each of the 2014 Equity Incentive Plan (the “2014 Plan”) and the Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) was adopted by Legacy BlackSky prior to the business combination, and no additional awards will be granted pursuant to the 2014 Plan or the 2011 Plan. However, we assumed certain equity awards granted pursuant to each of the 2014 Plan and 2011 Plan in connection with the business combination in September 2021. As of December 31, 2024, the number of securities to be issued upon exercise, or vesting, of outstanding equity awards pursuant to the 2014 Plan was 96,839 and the weighted-average exercise price of the outstanding options was $3.18. As of December 31, 2024, there were no outstanding equity awards under the 2011 Plan.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the executive compensation actually paid to our principal executive officer (our “PEO”) and our other named executive officers (our “Non-PEO NEOs”) and Company performance for the fiscal years listed below. In determining the “Compensation Actually Paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our Non-PEO NEOs, compensation is reported as an average for a given fiscal year.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net Income/ Loss (in thousands) (5)
2024	$2,539,303	$2,847,971	$2,035,731	$2,314,907	$87.58	($57,218)
2023	$3,447,572	$3,381,189	$2,592,788	$2,515,296	$90.91	($53,859)

(1)The PEO and Non-PEO NEOs for the applicable years were as follows: Brian O’Toole was PEO for each year presented and Henry Dubois and Christiana Lin were the individuals comprising our Non-PEO NEOs for each year presented.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s named executive officers. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth in the following tables under this footnote (3). The Company does not sponsor any pension arrangements for any of its named executive officers for the years presented and therefore, no adjustments relating to any pension arrangements have been made.

PEO
Fiscal Year:	2023	2024
Summary Compensation Table Total	$3,447,572	$2,539,303
- Value of Option Awards and Stock Awards Reported in Summary Compensation Table	($2,468,618)	($1,575,645)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Awards Granted in Fiscal Year	$2,731,746	$2,364,564
+ Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Fiscal Years	($173,290)	($104,119)
+ Fair Value as of Vesting Date of Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
+ Change in Fair Value as of Vesting Date of Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($156,221)	($376,132)
- Fair Value as of Prior Fiscal Year-End of Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Compensation Actually Paid	$3,381,189	$2,847,971

Non-PEO NEOs
Fiscal Year:	2023	2024
Summary Compensation Table Total	$2,592,788	$2,035,731
- Value of Option Awards and Stock Awards Reported in Summary Compensation Table	($1,871,792)	($1,315,734)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Awards Granted in Fiscal Year	$2,068,317	$1,974,516
+ Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Fiscal Years	($181,433)	($86,727)
+ Fair Value as of Vesting Date of Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
+ Change in Fair Value as of Vesting Date of Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($92,584)	($292,868)
- Fair Value as of Prior Fiscal Year-End of Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	($11)
Compensation Actually Paid	$2,515,296	$2,314,907

Fair value or change in fair value, as applicable, of equity awards in the tables above in this footnote (3) were determined (i) for stock option awards using a Black-Scholes model with assumptions developed using methodologies generally consistent with those used to estimate the fair value of options on their grant date; and (ii) for restricted stock unit awards by referencing the closing price of our common stock on the applicable year-end dates or in the case of vesting that has occurred during a given fiscal year, the closing price of our common stock as of the applicable vesting date.

(4)Assumes $100 was invested in the Company for the period starting December 30, 2022, which is the last trading day before the earliest fiscal year shown in the table above, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.
(5)The dollar amounts reported represent the amount of the net income/loss reflected in our audited financial statements of the applicable fiscal year.

Relationship Between PEO and Non-PEO NEOs Compensation Actually Paid and Company Total Shareholder Return

The following graph sets forth the relationship between Compensation Actually Paid (or “CAP”) to our PEO, the average CAP to our Non-PEO NEOs, and the Company’s cumulative Total Shareholder Return over our two most recently completed fiscal years. The Total Shareholder Return in the graph below reflects the cumulative return of $100 as if invested in the Company as of market close on December 30, 2022. During the measurement period, there was a 4% decline in Total Shareholder Return and larger proportionate declines in PEO and non-PEO CAP (16% and 8% respectively).

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following graph sets forth the relationship between CAP to our PEO, the average CAP to our Non-PEO NEOs, and our net income (loss) reflected in our audited financial statements for our two most recently completed fiscal years. During the measurement period, there was a 6% decline in net income and larger proportionate declines in PEO and non-PEO CAP (16% and 8% respectively).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2025 regarding the beneficial ownership of our common stock by:

•each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•each of our named executive officers and directors; and

•all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of June 30, 2025. Shares subject to options that are currently exercisable or exercisable within 60 days of June 30, 2025 are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages in the table below are calculated based on 34,853,623 shares of common stock outstanding as of June 30, 2025.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Greater than 5% Stockholders:
AWM Investment Company, Inc.(2)	2,812,208	8.0%
Entities affiliated with Mithril LP(3)	2,328,503	6.7%
Seahawk SPV Investment LLC(4)	2,045,566	5.9%
Named Executive Officers and Directors:
Brian O’Toole(5)	485,454	1.4%
Henry Dubois(6)	232,260	*
Christiana Lin(7)	173,913	*
Magid Abraham	36,122	*
David DiDomenico(8)	251,460	*
Susan Gordon	47,749	*
Timothy Harvey	31,929	*
William Porteous	47,560	*
James Tolonen	47,566	*
All directors and executive officers as a group (9 persons)(9)	1,354,013	3.8%
* Represents less than 1% of the total.
(1)Unless otherwise noted, the business address of each of these shareholders is c/o BlackSky Technology Inc., 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171.
(2)Based solely on information included in the Schedule 13G filed by AWM Investment Company, Inc. on November 14, 2024. AWM Investment Company, Inc., a Delaware Corporation (“AWM”), is the investment adviser to Special Situations Cayman Fund, L.P. (“CAYMAN”), Special Situations Fund III QP, L.P. (“SSFQP”), Special Situations Private Equity Fund,

L.P. (“SSPE”), Special Situations Technology Fund, L.P. (“TECH”) and Special Situations Technology Fund II, L.P. (“TECH II”) (CAYMAN, SSFQP, SSPE, TECH and TECH II will hereafter be referred to as the “Funds”). As the investment adviser to the Funds, AWM holds sole voting and investment power over 266,112 shares of common stock held by CAYMAN, 965,888 shares of common stock held by SSFQP, 246,400 shares of common stock held by SSPE, 219,463 shares of common stock and 431,063 warrants* to purchase 53,883 shares of common stock held by TECH and 1,114,345 shares of common stock and 2,354,608 warrants* to purchase 294,326 shares of common stock held by TECH II. * Warrants described herein may only be converted or exercised into shares of common stock to the extent that the total number of shares of common stock then beneficially owned does not exceed 4.99% of the outstanding shares. David M. Greenhouse (“Greenhouse”) and Adam C. Stettner (“Stettner”) are members of: SSCayman, L.L.C., a Delaware limited liability company, the general partner of CAYMAN; members of MGP Advisers Limited Partnership, a Delaware limited partnership, the general partner of SSFQP, MG Advisers, L.L.C., a New York limited liability company, the general partner of SSPE and SST Advisers, L.L.C., a Delaware limited liability company, the general partner of TECH and TECH II. Greenhouse and Stettner are also controlling principals of AWM. The principal business address for AWM is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.
(3)Based solely on information included in the Schedule 13D/A filed by Mithril II LP, Mithril II GP LP (“GP II”), Mithril II UGP LLC, Mithril LP and Mithril GP LP (“GP I”) on November 12, 2024. Consists of (i) 1,298,328 shares of common stock held by Mithril LP and (ii) 1,030,175 shares of common stock held by Mithril II LP. Mithril Capital Management LLC is a management company that manages Mithril LP and Mithril II LP, and is appointed by GP I, the general partner of Mithril LP, and GP II, the general partner of Mithril II LP, each of which has formal control over its respective fund. Peter Thiel and Ajay Royan are the members of the investment committees of GP I and GP II. The investment committees make all investment decisions with respect to these entities and may be deemed to share voting and investment power over the securities held by Mithril LP and Mithril II LP. The address of each of the Mithril entities and Mr. Royan is c/o Mithril Capital Management, LLC, 600 Congress Ave., Suite 3100, Austin, Texas 78701. The address of Mr. Thiel is c/o Thiel Capital LLC, 9200 Sunset Boulevard, Suite 1110, West Hollywood, California 90069.
(4)Based solely on information included in the Schedule 13G filed by Seahawk SPV Investment LLC (“Seahawk”) on September 23, 2021, as adjusted for the Reverse Stock Split. Seahawk is the record holder of such shares. Seahawk is a direct wholly-owned subsidiary of Thales Alenia Space US Investment LLC (“TAS US”), which, in turn, is a wholly-owned subsidiary of Thales Alenia Space S.A.S (“TAS”). TAS is a joint venture whose majority owner is Thales S.A., a French public company (“Thales”). By reason of their relationships, TAS US, TAS and Thales may be deemed to share the power to vote or to direct the vote and to dispose or direct the disposition of the shares held by Seahawk and may be deemed to have shared beneficial ownership of the shares held directly by Seahawk. The address of Seahawk is 2733 South Crystal Drive, Suite 1200, Arlington, Virginia 22202. The address of TAS US is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The address of TAS is 100 Bd du Midi - 06150 Cannes la Bocca - France. The address of Thales is Tour Carpe Diem, 31 Place des Corolles, Esplanade Nord - 92400 Courbevoie - France.
(5)Consists of 334,133 shares of common stock and 151,321 shares of common stock subject to stock options exercisable within 60 days of June 30, 2025.
(6)Consists of 93,010 shares of common stock and 139,250 shares of common stock subject to stock options exercisable within 60 days of June 30, 2025.
(7)Consists of 78,377 shares of common stock and 95,536 shares of common stock subject to stock options exercisable within 60 days of June 30, 2025.
(8)Consists of 211,226 shares of common stock, including 147,772 shares of common stock held directly by Mr. DiDomenico, and 31,727 shares of common stock held by each of two trusts, for which Mr. DiDomenico is a trustee, as well as warrants exercisable for 40,234 shares of common stock.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which:

•we have been or are to be a participant;

•the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions

We adopted a formal, written policy described below under “Policies and Procedures for Related Person Transactions” in connection with the closing of the merger in September 2021 and therefore certain of these transactions, including those of Legacy BlackSky, were not subject to the approval and review procedures set forth in the policy.

LeoStella Acquisition

On November 6, 2024, we acquired the remaining 50% of the common units of LeoStella LLC (“LeoStella”). LeoStella was previously a joint venture with Thales Alenia Space US Investment LLC and we accounted for LeoStella as an equity method investment. On the acquisition date, LeoStella became a wholly-owned subsidiary of the Company. LeoStella is a vertically-integrated small satellite design and manufacturer based in Tukwila, Washington and it is expected that this acquisition will allow us to improve our control over the Gen-3 supply chain and production operations.

Thales Related Operational Agreements

On December 5, 2023, BlackSky Global LLC (“BlackSky Global”) and Thales Alenia Space Italia S.p.A (“Thales Italia”)—an affiliate of Seahawk, a holder of more than 5% of our outstanding common stock and a debt issuer to the Company—entered into an agreement under which BlackSky Global agreed to purchase two telescopes for certain of its Gen-3 satellites for a total purchase price of $4,500,000.

In addition, we entered into agreements with Thales Italia as a subcontractor to Thales Italia for the benefit of certain international end users (“Thales Contracts”). Pursuant to those agreements, BlackSky Global agreed to supply a total of three satellites to Thales Italia to service the Thales Contracts for a total amount to be paid to BlackSky Global of approximately $52.1 million subject to certain milestones to be completed.

Intelsat Facility

On October 31, 2019, Legacy BlackSky and its subsidiaries entered into a secured loan facility, as amended by a First Amendment, dated September 9, 2021, and a Second Amendment, dated May 9, 2023 (the “Intelsat Facility”), with Seahawk and Intelsat Jackson Holdings S.A. (“Intelsat”), as lenders, and Intelsat, as agent for the lenders. The Intelsat Facility provided for a secured term loan of up to approximately $68.5 million (including approximately $18.5 million of existing principal and accrued interest owed under a Loan and Security Agreement, dated October 19, 2017, as amended, with Seahawk, which was amended and rolled into the Intelsat Facility) and an uncommitted incremental secured term loan facility of up to approximately $41.6 million. The allowance for a $25.0 million commercial credit facility with a commercial lender was counted against such incremental capacity. The Intelsat Facility was secured by substantially all of our assets and subsidiaries. The Intelsat Facility accrued interest at 4% per annum until October 31, 2022 (which interest was agreed to be paid in kind), 9% per annum from November 1, 2022 to May 9, 2023, and 12% per annum from May 9, 2023 to the maturity date of October 31, 2026, of which (x) 9.6% was to be paid in kind as principal due on the maturity date, with the remainder paid as cash interest on a semi-annual basis, until May 1, 2025 and (y) after May 1, 2025, up to 4% was permitted to be paid in kind as principal due on the maturity date, with the remainder to be paid as cash interest on a semi-annual basis. The Second Amendment, dated May 9, 2023, rolled the cash interest payment due on May 1, 2023 into the outstanding principal to be paid on the maturity date. For a complete description of the Intelsat Facility, please refer to Exhibits 10.13, 10.14, and 10.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

On July 22, 2025, BlackSky repaid the Intelsat Facility in full. From January 1, 2023 through July 22, 2025, BlackSky paid approximately $97.5 million in principal under the Intelsat Facility. From January 1, 2023 through July 22, 2025, BlackSky paid approximately $6.9 million in interest under the Intelsat Facility. In connection with the payoff of the Intelsat Facility, BlackSky paid a prepayment fee of approximately $2.9 million.

In connection with entering into the Intelsat Facility, Legacy BlackSky entered into a Right of First Offer Agreement with Intelsat (the “Right of First Offer Agreement”). Pursuant to the terms of the Right of First Offer Agreement, prior to commencing or engaging in a sale of Legacy BlackSky, Legacy BlackSky is obligated to provide written notice of any such proposed sale to Intelsat and Intelsat will have the opportunity to provide Legacy BlackSky with an offer to purchase Legacy BlackSky (an “Intelsat Offer”). Pursuant to the terms of the Right of First Offer Agreement, if Legacy BlackSky does not accept an acquisition offer made by Intelsat, Legacy BlackSky would be permitted to negotiate and enter into an alternative sale transaction, so long as the total enterprise value for Legacy BlackSky and its subsidiaries is greater than 110% of the value implied by any Intelsat Offer. The Right of First Offer Agreement is scheduled to expire on October 31, 2026. This description of the Right of First Offer Agreement is only a summary. For more information, please refer to Exhibit 10.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Policies and Procedures for Review and Approval of Related Person Transactions

Our Board adopted a formal written policy for the review and approval of transactions with related persons. Such policy requires, among other things that:

•any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of the disinterested and independent members of our Board or any committee of our Board, provided that a majority of the members of the Board or such committee, respectively, are disinterested; and

•any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of our Board or recommended by the compensation committee to our Board for its approval.

In connection with the review and approval or ratification of a related person transaction:

•management must disclose to the approving body the name of the related person and the basis on which the person is a related person, the related person’s interest in the transaction, the material terms of the related person transaction, including the business purpose of the transaction, the approximate dollar value of the amount involved in the transaction, the approximate dollar value of the amount of the related person’s interest in the transaction and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•management must advise the approving body as to whether the related person transaction complies with the terms of our agreements, including the agreements governing our material outstanding indebtedness, that limit or restrict our ability to enter into a related person transaction;

•management must advise the approving body as to whether the related person transaction will be required to be disclosed in applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such statutes and related rules; and
•management must advise the approving body as to whether the related person transaction may constitute a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the approving body, in connection with any approval of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and any exchange on which our securities are listed.

TRANSACTION OF OTHER BUSINESS

The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

OTHER MATTERS

Stockholder Proposals or Director Nominations for 2026 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before March 26, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

BlackSky Technology Inc.
Attention: Corporate Secretary
2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal at an annual meeting, but do not seek to include the proposal in our proxy statement, or who wish to nominate a director at an annual meeting. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, as set forth above, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•no earlier than 8:00 a.m., Eastern time, on May 13, 2026, and

•no later than 5:00 p.m., Eastern time, on June 12, 2026.

In the event that we hold our 2026 annual meeting more than 30 days before or more than 60 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of our 2026 annual meeting, and

•no later than the later of (x) 5:00 p.m., Eastern time, on the 90th day before the meeting or (y) 5:00 p.m., Eastern time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

If a stockholder intends to solicit proxies in support of director nominees other than our nominees, then we must receive notice providing the information required by Rule 14a-19 of the Exchange Act, postmarked no later than July 12, 2026. However, if we hold our 2026 annual meeting more than 30 days before or more than 30 days after the one-year anniversary of this year’s annual meeting, then we must receive notice by the later of the 60th day before our 2026 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at BlackSky Technology Inc., Attn: Corporate Secretary, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171 for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2024, all directors, executive officers and greater than 10% stockholders, and other persons subject to filings under Section 16(a) of the Exchange Act for BlackSky complied with all Section 16(a) filing requirements applicable to them except as previously disclosed and except as noted in the following paragraph.

On September 27, 2024, four Form 4s were filed late in connection with our Reverse Stock Split that occurred on September 6, 2024. The late filings were for the following individuals: (1) Brian O’Toole, our President and Chief Executive Officer; (2) Henry Dubois, our Chief Financial Officer; (3) Christiana Lin, our General Counsel and Chief Administrative Officer; and (4) Tracy Ward, our Controller. Additionally, on December 13, 2024, a Form 4 for Henry Dubois was filed late due to an administrative error. On March 12, 2025, a Form 4/A was submitted for David DiDomenico, a director, to correct an error in a Form 4 filed on December 16, 2024, which inaccurately reported the number of securities he beneficially owned.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. Our financial statements and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

2024 Annual Report

Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://ir.blacksky.com/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to BlackSky Technology Inc., Attn: Investor Relations, 2411 Dulles Corner Park, Suite 300, Herndon, Virginia 20171.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS
Herndon, Virginia
July 24, 2025

BLACKSKY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BKSY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76632-P35044

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKSKY TECHNOLOGY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Magid Abraham
02) David DiDomenico

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V76633-P35044

Proxy for the Annual Meeting of Stockholders to be held on Wednesday, September 10, 2025
This Proxy is Solicited on Behalf of the Board of Directors of the Company

The shareholder(s) hereby appoint(s) Christiana Lin and Henry Dubois, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BlackSky Technology Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/BKSY2025, on Wednesday, September 10, 2025, at 1:00 p.m., Eastern Time, or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side